THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-2
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




February 9, 2007



VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

	Re:	The Prudential variable Contract Account-2
		File No. 811-01612



Ladies and Gentlemen,


Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the fiscal year ended December 31, 2006. The enclosed is being filed electronically via the EDGAR system.


Yours truly,

/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

Enclosure





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 9th day of February 2007.


The Prudential Variable Contract Account 2
File No. 811-01612




By:  /s/Jonathan D. Shain	  By:  /s/ Floyd L. Hoelscher
Jonathan D. Shain	                Floyd L. Hoelscher
	Assistant Secretary	                        Witness





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